UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 24, 2009


                            BLACKROCK RESOURCES INC.
             (Exact name of registrant as specified in its charter)

           Nevada                     333-153354                 98-0460379
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
     of Incorporation)               File Number)         Identification Number)

                            SUITE 500, 6100 NEIL ROAD
                                 RENO, NV 89511
                    (Address of principal executive offices)

                             Telephone: 702-560-8551
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A LETTER AGREEMENT.

On July 24, 2009, Blackrock Resources Inc. entered into a letter agreement with Global Minerals Ltd., a British Columbia company, to enter into a joint venture to develop and exploit Global Minerals' Front Range gold mining project located in the Gold Hill Mining District, Boulder County, Colorado. Under the terms of the agreement, Blackrock will pay $100,000 to Global Minerals upon signing of a formal joint venture agreement on or before September 15, 2009. The joint venture will be owned 50% by Blackrock and 50% by Global Minerals.

The Front Range Gold JV property is located about 16 km west of the city of Boulder Colorado, USA, and consists of 85 patented and 21 unpatented lode claims, totaling approximately 480 acres (about 3/4 square mile). The property lies in the Gold Hill Mining District of Boulder County, and includes eighteen past producing mines. These mines produced gold, silver, and gold-tellurides from narrow quartz veins hosted in Precambrian granites and gneisses.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10: Letter Agreement setting forth the terms of agreement between purchaser and seller.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BLACKROCK RESOURCES INC.


Date: July 27, 2009                         /s/ Charles Irizarry
                                            ------------------------------------
                                            President and Director

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